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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                        COOPERS & LYBRAND, L.L.P.
Houston, Texas
May 28, 1998